Exhibit 99.1

Nature’s Miracle Holding Inc. and Agrify Corporation Agree to Merge

●	Combined Entity is Expected to Become the Leading Provider of CEA Products and Solution

●	AGRIFY Brings Industry-Leading Cultivation and Extraction Solution Service

●	Immediately Realizable Financial and Operational Synergies

Upland, CA, April 17, 2024 -- Nature’s Miracle Holding Inc. (NASDAQ: NMHI) (“Nature’s Miracle” or the “Company”), a leader in vertical farming technology and infrastructure, today announced it has entered into a term sheet to acquire 100% of all the outstanding shares of Agrify Corporation (NASDAQ: AGFY) (“Agrify”), a leading provider of innovative cultivation and extraction solutions.

When closed, the strategic acquisition of Agrify is expected to bring a meaningful revenue stream for Nature’s Miracle through Agrify’s powerful SaaS and AI technology which can be applied to Nature’s Miracle’s vertical farming business, while its leading market share in cannabis extraction continues to drive revenue growth. In return, Agrify will benefit from the distinct expertise and strong operators that comprise the Nature’s Miracle management team and its prominent market position providing advanced horticultural and cultivation lighting technologies powering agricultural vertical farming.

Under the terms of the agreement, Nature’s Miracle expects to acquire Agrify through issuing shares of Nature’s Miracle common stock which would result in Nature’s Miracle wholly owning Agrify. Each shareholder of Agrify would be expected to receive approximately 0.45 of a share of Nature’s Miracle common stock for each share of Agrify common stock, subject to customary adjustments. Based on the fully diluted shares outstanding of 15,174,501 (including warrants) and NMHI closing price of $0.93 as of April 16, 2024, AGFY equity is valued at $6,350,528, or $0.4185 per share. Upon closing of the Merger, Raymond Chang, Chief Executive Officer and Chairman of the Board of Agrify, will assume the role as President of the Agrify division of Nature’s Miracle and will join the board of Nature’s Miracle. The transaction is expected to close within six months of this announcement, subject to completion of mutual due diligence, shareholder approval and customary closing conditions.

Pursuant to the term sheet with Agrify, Nature’s Miracle agreed to purchase approximately $750,000 of horticultural LED lighting goods from Agrify prior to the closing of the acquisition. Nature’s Miracle also executed a term sheet related to the current debt of Agrify held by two entities controlled by Raymond Chang, Agrify’s Chief Executive Officer. Pursuant to the term sheet, Nature’s Miracle will purchase all of the outstanding indebtedness from the entities with a combination of cash and Nature’s Miracle stock.

James Li, Chief Executive Officer of Nature’s Miracle, commented, “Following our recent public company debut, we are thrilled to announce the signing of a term sheet to acquire Agrify. As we reviewed opportunities to accelerate our business’s growth, it was clear that Agrify represented a business with immediate synergy functions. We believe that Agrify will not only provide meaningful revenue with their cannabis extraction business, but the combined business will benefit through efficiencies with the consolidation of our advanced lighting technology and their industry leading Software as a service (“SaaS”) model and Vertical Farming Unit (“VFU”) technology. We are especially intrigued by the AI learning capability of Agrify’s SaaS and VFU system. We would like to thank Raymond and the entire Agrify team for building Agrify’s innovative technology and we look forward to working in unison to continue to grow Nature’s Miracle as an industry leader in the vertical farming agriculture business.”

Raymond Chang, Chief Executive Officer and Chairman of the Board of Agrify, stated, “We believe the indoor growing industry is in need of a major consolidation and we are glad to have the opportunity to team up with one of the most impressive and experienced teams in the industry. As a next step to develop the vertical farming industry, it is a natural fit to join forces with the team at Nature’s Miracle. Nature’s Miracle’s lead lighting product is a premium offering in the vertical farming industry and will serve as a critical component in order to advance our extraction and ancillary integrated businesses. Similarly, we developed our VFU, SaaS and AI technologies to be leveraged across indoor farming of agriculture crops and by integrating with Nature’s Miracle’s expansive collection of offerings, we are optimistic the strength of the combined company’s share of vertical farming will reveal a significant scale opportunity.”

About Nature’s Miracle Holding Inc.

Nature’s Miracle is an integrated agriculture technology company providing equipment and services to the Controlled Environment Agriculture industry. Through its two wholly-owned subsidiaries Visiontech Group, Inc. and Hydroman, Inc., the company offers products including horticultural lighting, irrigation systems, power distribution systems, materials and equipment to indoor, greenhouse, hydroponic and vertical growers. Nature’s Miracle has also developed cost-effective solutions for greenhouse systems, automated vertical farming, and modular container grow systems.

Nature’s Miracle was founded and continues to be led by James Li who co-founded China Hydroelectric Corporation, one of the largest small hydroelectric companies listed on the NYSE (“CHC”) and by President Jonathan Zhang, who built Efinity, a well-recognized and respected brand of grow lighting in the indoor farming and controlled environment field. For more information, please visit www.Nature-Miracle.com.

About Agrify

Agrify is a leading provider of innovative cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs), enable cultivators to produce the highest quality products with unmatched consistency, yield, and ROI (return on investment) at scale. Our comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless extraction, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit our website at www.agrify.com.

Forward-Looking Statements

Except for historical information contained herein, this press release contains certain “forward-looking statements” within the meaning of the federal U.S. securities laws with respect to the term sheet and business of Nature’s Miracle and Agrify; other future references such as the anticipated synergies resulting from the transactions contemplated by the term sheet, the parties’ ability to close the proposed merger on the expected timeline or at all, the expected exchange ratio, Mr. Chang’s role following the merger, the valuation of Agrify to be used in the merger, the services and markets of Nature’s Miracle and Agrify, our expectations regarding future growth, results of operations, performance, future capital and other expenditures, competitive advantages, business prospects and opportunities, future plans and intentions, results, level of activities, performance, goals or achievements or other future events. These forward-looking statements generally are identified by words such as “anticipate,” “believe,” “expect,” “may,” “could,” “will,” “potential,” “intend,” “estimate,” “should,” “plan,” “predict,” or the negative or other variations of such statements, reflect our management’s current beliefs and assumptions and are based on the information currently available to our management. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: (i) the risk that the business and revenue prospects of Nature’s Miracle may not materialize which may adversely affect the price of Nature’s Miracle’s securities; (ii) the occurrence of any unforeseen event that would impact continued listing of Nature’s Miracle’s or Agrify’s securities on the Nasdaq exchange; (iii) changes in the competitive industries in which Nature’s Miracle and Agrify operates, variations in operating performance across competitors, changes in laws and regulations affecting Nature’s Miracle’s and Agrify’s business and changes in the combined capital structure; (iv) the ability to implement business plans, forecasts and other expectations after the completion of the proposed transactions contemplated by the term sheet; (v) the risk of downturns in the market and Nature’s Miracle’s and Agrify’s industry including, but not limited to market prices of indoor grower’s produce, transportation costs, competition with outdoor growers and demand in the consumer marketplace; and (vi) the risk that the parties may not be able to satisfy one or more of the closing conditions to the transaction. For additional details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, please review the most recent Annual Reports on Form 10-K filed by Nature’s Miracle and by Agrify with the Securities and Exchange Commission at www.sec.gov, particularly the information contained in the section entitled “Risk Factors.” Forward-looking statements speak only as of the date on which they are made, and neither Nature’s Miracle nor Agrify assume any obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements. Neither Nature’s Miracle nor Agrify gives any assurance that it will achieve its expectations.

Company Contact

George Yutuc

Chief Financial Officer

George.yutuc@nature-miracle.com

Investor Relations Contact

Shannon Devine/Rory Rumore

MZ North America

Main: 203-741-8811

NMHI@mzgroup.us

Agrify Investor Relations

IR@agrify.com

(857) 256-8110

Source: Nature’s Miracle Holding Inc.

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